EXHIBIT 23.0


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                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement of PHS Bancorp, Inc. on Form S-8 of our report dated January 28, 2000 appearing in the Annual Report on Form 10-K of PHS Bancorp, Inc. for the year ended December 31, 1999.




/s/S.R. Snodgrass A.C.

Wexford, Pennsylvania

March 24, 2000